UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2021

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2021, Charlie’s Holdings, Inc. (the “Company”) entered into a Dividend Waiver and Exchange Agreement (the “Exchange Agreement”), between the Company and the holders (the “Series A Holders”) of its Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred”), pursuant to which the Company paid to the Series A Holders total consideration of $1,649,986 (the “Dividend Amount”), which Dividend Amount was paid in the form of 173,649,978 shares of the Company’s common stock, par value $0.001 (“Common Stock”), valued at $0.0044313 per share (the “Shares”), and $880,490.85 in cash.

The Shares issued under the terms of the Exchange Agreement to the Series A Holders (“Exchanging Holders”) were issued in exchange for: (i) each Exchanging Holder’s rights to receive a cash payment equal to such Exchanging Holder’s respective portion of the Dividend Amount; and (ii) a covenant not to pursue legal action against the Company for the Company’s failure to pay the Dividend Amount when due (the “Exchange”). The Shares issued in connection with the Exchange reduced the Dividend Amount payable in cash by $769,495.15. The Exchange was undertaken pursuant to Sections 3(a)(9) and 4(2) promulgated under the Securities Act of 1933, as amended.

The foregoing description of the Exchange Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: May 26, 2021	By:	/s/ Matthew P. Montesano
Matthew P. Montesano
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Dividend Exchange and Waiver, dated May 25, 2021